EXHIBIT 10(a)(1)

Code of Ethics for Persons Acting in Capacity of
CEO and Financial Executives of
The Paul Revere Variable Annuity Contract Accumulation Fund

In my role as Chairman of the Board of Managers of  The Paul Revere Variable Annuity Contract Accumulation Fund (the “Fund”) acting as the Chief Executive Officer, the Chief Financial Officer, or certain of the Chief Financial Officer’s direct reports, I certify that I will seek to adhere to the following principles and responsibilities, which are in addition to any other applicable requirements set forth in The Paul Revere Variable Annuity Contract Accumulation Fund Code of Ethics applicable to every director, officer, general partner, Portfolio Manager, or Advisory Person of the Fund, and Adviser or any other Fund policy statements as amended from time to time:

1.
Acting ethically and with honesty in my work on behalf of the Fund and avoiding conflicts of interest in my personal and professional relationships, and expecting those that work with and for me to do likewise.

2.	Disclosing information that is full, fair, accurate, timely and understandable in all SEC filings and public communications.

3.	Complying with applicable laws, rules, and regulations of the countries, states, local governments, agencies, and stock exchanges that regulate the business of the Fund.

4.
Promptly reporting violations of this Code of Ethics, or any other applicable Fund policy statements, to the Office of Business Practices and Ethics or any other appropriate Fund officer, auditor, director or regulator.

5.	Assuming personal accountability for adherence to this Code of Ethics, and understanding that I am subject to disciplinary action, up to and possibly including termination, for failure to do so.

I understand that I may choose to remain anonymous in reporting any violation of this Code of Ethics and that any questions regarding this Code of Ethics should be directed to the Office of Business Practices and Ethics.  I understand that any waivers of this Code of Ethics can only be made by the Fund’s Board of Managers and must be reported by the Fund to the SEC.

By: ______________________________________ Name: ___________________________________ Date: ____________________________________